Exhibit 99 (d)
                                                               --------------
                MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                            CAPITALIZATION SCHEDULE
                                 (In millions)

Set forth below is the capitalization of the company as of December 31, 1994:

  Secured debt:
    Capital lease obligations ...........................      $  596
    Other secured obligations ...........................          36
                                                               ------
      Total secured debt ................................         632
                                                               ------
  Unsecured debt:
     Senior Notes........................................       1,501
     Senior Debentures, net..............................         884
    Commerical Paper and bank credit facilitiy borrowings           -
    Other unsecured debt.................................         110
                                                               ------
      Total unsecured debt ..............................       2,495
                                                               ------
         Total debt .....................................       3,127
                                                               ------

Stockholders' equity:
    Class A common stock, $.10 par value, authorized 500
      million shares and outstanding 136 million shares..          14
    Common stock, $.10 par value, authorized 2 billion
      shares, issued 592 million shares..................          60
    Additional paid in capital...........................       6,227
    Retained earnings....................................       3,548
    Treasury stock at cost, 48 million shares............        (845)
                                                              -------
         Total stockholders' equity......................       9,004
                                                              -------
         Total capitalization............................     $12,131
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    See Note 6 of Notes to Consolidated Financial Statements on page 19 of of the company's Annual Report to Stockholders, which is included in
    Exhibit 13 to this Annual Report on Form 10-K, for information concerning the company's capital lease obligations, which are obligations of subsidiaries of the company that are guaranteed by the company.
    Interest rates on capital lease obligations, on a weighted average basis, approximated 8.7% per annum at December 31, 1994.

    For additional information concerning the company's long-term debt, see
    Note 5 of Notes to Consolidated Financial Statements on pages 17 through 18 of the company's Annual Report to Stockholders, which is included in
    Exhibit 13 to this Annual Report on Form 10-K.